State of Delaware
Secretary of State
Division of Corporations
Delivered 05:16 PM 07/08/2021
FILED 05:16 PM 07/08/2021
SR 20212658995 - File Number 6068964

# STATE OF DELAWARE
# CERTIFICATE OF REGISTERED SER
# LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 268 Brookview Drive Riverdale GA LLC.

By: ______________________
Authorized Person

Name: Yishai Cohen
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